Exhibit 99.06

Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended March
				Weather
				Adjusted
As Reported (See Notes)	2010	2009	Change	Change
Kilowatt-Hour Sales-
Total Sales	48,459	43,935	10.3%

Total Retail Sales-	39,771	36,043	10.3%	2.6%
Residential	15,129	12,544	20.6%	1.6%
Commercial	12,752	12,337	3.4%	-0.3%
Industrial	11,650	10,921	6.7%	6.9%
Other	240	241	-0.5%	-1.0%

Total Wholesale Sales	8,688	7,892	10.1%	N/A

Notes
-    Certain prior year data has been reclassified to conform with current year presentation.

-    Information contained in this report is subject to audit and adjustments.  Certain classifications may be different from final results published in the Form 10-Q.